FINAL – FOR IMMEDIATE RELEASE

InspireMD Files At-the-Market Offering and Shelf Registration Statement

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BOSTON, MA – October 24, 2013 – InspireMD Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic protection stents, announced today that it has filed a $75 million shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”). Once declared effective by the SEC, the shelf registration statement would permit the Company to sell, from time to time over the next three years, up to $75 million in aggregate value of its common stock, preferred stock and/or warrants, either individually or in units. The shelf registration statement is intended to provide the Company with flexibility to access additional capital when market conditions are appropriate.

The registration statement has been filed with the SEC, but has not yet become effective. Any offers, solicitations of offers to buy, or sales of the securities will only be made once the shelf registration statement has been declared effective by the SEC, including any prospectuses and prospectus supplements. These securities may not be sold, nor may offers to buy be accepted prior to the time that the registration statement becomes effective.

In addition, the Company announced today that it has filed a prospectus as part of the shelf registration statement to sell, of the $75 million of securities being registered, up to an aggregate of $40 million of its common stock (the “Shares”) through an “at-the-market” (“ATM”) offering. If utilized, the Shares would be offered through MLV & Co. LLC (“MLV”) as sales agent. MLV, at the Company’s discretion and instruction, will use its commercially reasonable efforts to sell the Shares at market prices from time to time, including sales made directly on the NYSE MKT. The Company currently intends to use the proceeds from any sales related to the ATM offering to support general corporate purposes, including the development of new stent technologies using its MicroNet technology for use in carotid and peripheral artery procedures, as well as combining MicroNet with other stent technologies, including drug-eluting coatings. The Company’s agreement with MLV automatically terminates upon the earlier to occur of the three-year anniversary of the date hereof, or the issuance and sale of all of the Shares (unless earlier terminated pursuant to the terms thereof).

Sales in the ATM offering, if any, would be made pursuant to the prospectus filed with the shelf registration statement filed today, which has not yet become effective. The Shares may not be sold, nor may offers to buy be accepted prior to the time that the shelf registration statement becomes effective.

This press release is not an offer to sell the securities covered by the shelf registration statement or the Shares and it is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted. For more complete information about the Company, the shelf registration statement and the ATM offering, you are encouraged to read the shelf registration statement, the ATM prospectus and other documents the Company has filed with the SEC. You may obtain these documents on the SEC’s website at www.sec.gov.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ technology to make its products the industry standard for embolic protection stents and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

MGuard™ EPS is CE Mark approved. It is not approved for sale in the U.S. by the FDA at this time.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Transition Report on Form 10-K/T and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contacts:

Lewis Goldberg / Samantha Wolf

KCSA Strategic Communications

Phone: 212-896-1216 / 212-896-1220

Email: lgoldberg@kcsa.com / swolf@kcsa.com